EXPENSE LIMITATION/FEE WAIVER AGREEMENT

     THIS AGREEMENT, dated as of April 1, 2008, is made and entered into by and between Security Investors, LLC (the "Adviser") and each of the registered investment companies set forth on Schedule A (each such company being referred to herein as a "Company"). This Agreement shall apply to each investment portfolio of a Company as set forth in Schedule A (each a "Fund" and collectively the "Funds").

     WHEREAS, the Adviser has been appointed the investment adviser to the Funds pursuant to agreements between each Company and the Adviser (each such agreement an "Advisory Agreement"); and

     WHEREAS, each Company, on its own behalf and on behalf of its investment portfolios listed in Schedule A, and the Adviser desire to enter into the arrangements described herein;

     NOW, THEREFORE, it is agreed as follows:

     1. A. With respect to the Funds identified as Group 1 Funds on Schedule A, the Adviser hereby agrees, subject to Section 2 hereof, to reduce the fees payable to it under the applicable Advisory Agreement (but not below zero) and make any additional payments to the extent necessary to limit the ordinary operating expenses (including Rule 12b-1 fees (if any), but exclusive of brokerage costs, dividends on securities sold short, expenses of other investment companies in which a Fund invests, interest, taxes, litigation, indemnification, and extraordinary expenses (as determined under generally accepted accounting principles)) ("Group 1 Operating Expenses") of each Group 1 Fund to an annual rate (as a percentage of the Fund's average daily net assets) as set forth on Schedule A ("Group 1 Expense Limit") until January 31, 2010 for the series of Security Equity Fund and Security Large Cap Value Fund and April 30, 2010 for the series of Security Income Fund.

     B. With respect to the Funds identified as Group 2 Funds on Schedule A, the Adviser hereby agrees, subject to Section 2 hereof, to limit the ordinary operating expenses (excluding investment advisory fees (which shall include, without limitation, amounts due the Advisor attributable to any performance adjustment), Rule 12b-1 fees (if any), brokerage costs, dividends on securities sold short, expenses of other investment companies in which a Fund invests, interest, taxes, litigation, indemnification, and extraordinary expenses (as determined under generally accepted accounting principles)) ("Group 2 Operating Expenses") of each Group 2 Fund to an annual rate (as a percentage of the Fund's average daily net assets) as set forth on Schedule A ("Group 2 Expense Limit") until January 31, 2010 for the series of Security Equity Fund and April 30, 2010 for the series of SBL Fund.

     C. With respect to the Funds identified as Group 3 Funds on Schedule A, the Adviser hereby agrees to waive a portion of its fee under the Advisory Agreement with respect to each Group 3 Fund as set forth on Schedule A until April 30, 2010.

     2. If on any day or month, the estimated annualized Group 1 Operating Expenses of a Group 1 Fund or Group 2 Operating Expenses of a Group 2 Fund as of that day or month are less than the Group 1 Expense Limit or Group 2 Expense Limit, as applicable, as of that day or

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month, the Adviser shall be entitled to reimbursement by such Fund as set forth below. The applicable Fund shall reimburse fees waived or reduced and other payments remitted by the Adviser to such Fund pursuant to Section 1 hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the "Reimbursement Amount"), to the extent that the annualized Group 1 Operating Expenses of a Group 1 Fund or Group 2 Operating Expenses of a Group 2 Fund, plus the amount so reimbursed by the Fund equals, as of that day or month, the Group 1 Expense Limit or Group 2 Expense Limit, as applicable and set forth in Schedule A, provided however, that such amount paid by the Fund to the Adviser will in no event exceed the total of the Reimbursement Amount and will not include any amounts previously reimbursed by the Fund. Any amounts reimbursed by the Fund to the Adviser under this Section 2 shall not include any additional charges or fees, such as interest on the Reimbursement Amount. Amounts so reimbursed by the Fund shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) month period until fully reimbursed and thereafter (i.e., after the oldest Reimbursement Amount has been fully reimbursed by the Fund), to the next oldest Reimbursement Amount, and so on. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made by the Fund as necessary to ensure that the amount of Group 1 Operating Expenses of a Group 1 Fund or Group 2 Operating Expenses of a Group 2 Fund during any fiscal year never exceeds the Group 1 Expense Limit or Group 2 Expense Limit, as applicable, for such Fund during that fiscal year. In no event will a Fund be obligated to pay any fees waived or deferred by the Adviser with respect to any other Fund.

     3. (a) This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend. In the event of any conflict between any term of this Agreement and the previous sentence, the previous sentence shall control.

          (b) In case a Fund has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Fund in accordance with the terms of the Fund's multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 and in manner consistent with that Rule.

     4. The parties agree that this Agreement shall supersede any prior expense limitation agreement between a Company and the Adviser with respect to such Company's Funds listed on Schedule A.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SECURITY EQUITY FUND                         SECURITY INVESTORS, LLC


By: THOMAS A. SWANK_____________             By: RICHARD M. GOLDMAN__________

Name: Thomas A. Swank                        Name: Richard M. Goldman


Title: President                             Title: President


SECURITY LARGE CAP VALUE FUND                SECURITY INCOME FUND

By: THOMAS A. SWANK_____________             By: THOMAS A. SWANK_______________


Name: Thomas A. Swank                        Name: Thomas A. Swank


Title: President                             Title: President


SBL FUND


By: THOMAS A. SWANK____________


Name: Thomas A. Swank


Title: President


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                                   SCHEDULE A

                               DATED APRIL 1, 2008

Registered investment companies to which this Agreement applies, and their respective Funds:

1. GROUP 1 FUNDS:

Security Equity Fund: Select 25 Fund (Class A, B and C) Mid Cap Value Institutional Fund, Small Cap Value Fund (Class A, B, C and I) and Global Institutional Fund

Security Large Cap Value Fund: Large Cap Value Fund (Class A, B and C) and Large Cap Value Institutional Fund

Security Income Fund: Diversified Income Fund (Class A, B and C) and High Yield Fund (Class A, B, C and I)

Group 1 Expense Limit:

FUND NAME AND SHARE CLASS                                        EXPENSE LIMIT
Select 25 Fund - Class A                                             1.35%
Select 25 Fund - Class B                                             2.10%
Select 25 Fund - Class C                                             2.10%

Mid Cap Value Institutional Fund                                     1.10%

Small Cap Value Fund - Class A shares                                1.55%
Small Cap Value Fund - Class C shares                                2.30%
Small Cap Value Fund - Class I                                       1.30%

Global Institutional Fund                                            1.15%

Large Cap Value Fund - Class A                                       1.25%
Large Cap Value Fund - Class B                                       2.00%
Large Cap Value Fund - Class C                                       2.00%

Large Cap Value Institutional Fund                                   0.98%

Diversified Income Fund - Class A                                    0.95%
Diversified Income Fund - Class B                                    1.70%
Diversified Income Fund - Class C                                    1.70%

High Yield Fund - Class A                                            1.10%
High Yield Fund - Class B                                            1.85%
High Yield Fund - Class C                                            1.85%
High Yield Fund - Class I                                            0.85%

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2. GROUP 2 FUNDS:

Security Equity Fund: Alpha Opportunity Fund (Class A, B and C)

SBL Fund:  Alpha Opportunity Fund (Series Z)

Group 2 Expense Limit:

FUND NAME                                                       EXPENSE LIMIT
Alpha Opportunity Fund (Class A, B and C)                           0.50%

Alpha Opportunity Fund (Series Z)                                   0.50%


3. GROUP 3 FUNDS:

SBL Fund:  Diversified Income Fund (Series E) and Enhanced Index Fund (Series H)

Group 3 Fee Waiver:

FUND NAME                                                       FEE WAIVER
Diversified Income Fund (Series E)                                0.15%

Enhanced Index Fund (Series H)                                    0.25%